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                                                                 EXHIBIT e(1)(e)

                                 AMENDMENT NO. 4
                                     TO THE
                          MASTER DISTRIBUTION AGREEMENT

               (APPLICABLE TO CLASS A, CLASS C AND CLASS R SHARES)

        The Master Distribution Agreement (the "Agreement"), dated September 11, 2000, by and between AIM Advisor Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1.       The following paragraph is added at the end of Section FOURTH:
         (A):

                  "The public offering price of the Investor Class shares of the Trust shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Investor Class shares' prospectus and statement of additional information."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS

CLASS A SHARES                               CLASS R SHARES
AIM International Core Equity Fund           AIM International Core Equity Fund
AIM Real Estate Fund

CLASS C SHARES                               INVESTOR CLASS SHARES
AIM International Core Equity Fund           AIM Real Estate Fund"
AIM Real Estate Fund

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: __________________, 2003

                                         AIM ADVISOR FUNDS

Attest:                                  By:
        -------------------------            ----------------------------------
        Assistant Secretary                  Robert H. Graham
                                             President

                                         A I M DISTRIBUTORS, INC.

Attest:                                  By:
        -------------------------            ---------------------------------
        Assistant Secretary                  Michael J. Cemo
                                             President